Exhibit 99.1

www.ball.com	Ann T. Scott (303) 460-3537, ascott@ball.com Renee Robinson (303) 460-2476, rarobins@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Renee Robinson (303) 460-2476, rarobins@ball.com

Ball Corporation Declares Quarterly Dividend, Approves Share Repurchase Authorization

BROOMFIELD, Colo., April 25, 2018 — Ball Corporation’s (NYSE: BLL) board of directors today declared a cash dividend of 10 cents per share, payable June 15, 2018, to shareholders of record as of June 1, 2018.

The board also approved the repurchase by the company of up to a total of 25 million shares of its common stock. The repurchase authorization replaces all previous authorizations.

Ball will report its first quarter 2018 earnings on Thursday, May 3, 2018. Conference call details are below.

Ball Corporation supplies innovative, sustainable packaging solutions for beverage, food and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 18,300 people worldwide and 2017 net sales were $11 billion. For more information, visit www.ball.com,  or connect with us on Facebook or Twitter.

Conference Call Details

Ball Corporation (NYSE: BLL) will announce its first quarter 2018 earnings on Thursday, May 3, 2018, before trading begins on the New York Stock Exchange. At 9 a.m. Mountain time on that day (11 a.m. Eastern), Ball will hold its regular quarterly conference call on the company’s results and performance. The North American toll-free number for the call is 800-672-6112. International callers should dial 303-223-4377. Please use the following URL for a webcast of the live call:

https://edge.media-server.com/m6/p/ut7vtx2k

For those unable to listen to the live call, a taped replay will be available from 11 a.m. Mountain time on May 3, 2018, until 11 a.m. Mountain time on May 10, 2018. To access the replay, call 800-633-8284 (North American callers) or 402-977-9140 (international callers) and use reservation number 21886223. A written transcript of the call will be posted within 48 hours of the call’s conclusion to Ball’s website at www.ball.com/investors under “news and presentations.”

Forward-Looking Statements

This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," “believes,” “targets,” “likely” and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements and any of such statements should be read in conjunction with, and, qualified in their entirety by, the cautionary statements referenced below. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Additional factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; competitive activity; failure to achieve synergies, productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or a loss of a major customer or supplier; political instability and sanctions; currency controls; changes in foreign exchange or tax rates, including due to the effects of the 2017 U.S. Tax Cuts and Jobs Act; and tariffs or other governmental actions in any country affecting goods produced by us or in our supply chain, including imported raw materials,  such as pursuant to section 232 of the U.S. Trade Expansion Act of 1962; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: changes in senior management; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company's defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including the U.S. government elections, budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives and synergies; interest rates affecting our debt; and successful or unsuccessful joint ventures, acquisitions and divestitures, including with respect to the Rexam PLC acquisition and its integration, or the associated divestiture; the effect of the acquisition or the divestiture on our business relationships, operating results and business generally.

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